UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  August 22, 2014

Hydropot Inc.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	000-55207	46-5500650
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

3324 Monier Circle Ste 3, Rancho Cordova, CA 95742

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(916) 869-9232

(ISSUER TELEPHONE NUMBER)

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective as of August 22, 2014, Ronald E. Bieber resigned from his position as a member of our board of directors and from all committees of our board of directors. Mr. Bieber's resignation is not due to any disagreements with us on any of our operations, policies or practices.  Mr. Bieber agreed to the cancellation of 6,200,000 shares of his common stock. These shares were returned to treasury and cancelled. A copy of Mr. Bieber's resignation letter is attached as Exhibit 17.1 to this Current Report on Form 8-K.

Effective as of August 22, 2014, Joe Ming resigned from his position as a member of our board of directors and from all committees of our board of directors. Mr. Ming’s resignation is not due to any disagreements with us on any of our operations, policies or practices.  Mr. Ming agreed to the cancellation of 1,000,000 shares of his common stock. These shares were returned to treasury and cancelled. A copy of Mr. Ming’s resignation letter is attached as Exhibit 17.2 to this Current Report on Form 8-K.

As a result of Mr. Bieber's and Mr. Ming’s resignations, our directors have reduced the size of our board of directors to two members.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statement and Exhibits.

(d) Exhibits

Exhibit No.	Document
17.1	Mr. Bieber's resignation letter, dated August 22, 2014
17.2	Mr. Ming’s resignation letter, dated August 22, 2014

  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Hydropot Inc.

By: /s/ Michael Roman

Michael Roman

Chairman of the Board, President, Chief Executive Officer, Chief Financial Officer, Secretary

(Principal Executive Officer, Principal Financial Officer)

By: /s/ Timothy J. Rivera

Timothy J. Rivera

Chief Operating Officer, Member of the Board of Directors

Date:  August 29, 2014

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